UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 5, 2008

Commission File No. 0-9989

SUNOPTA INC.
(Exact name of registrant as specified in its charter)

Canada	0-9989	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2838 Bovaird Drive West
Brampton, Ontario, L7A 0H2, Canada
      (Address of Principal Executive Offices)

(905) 455-1990
  (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS

On June 26, the Company announced that Steven R. Bromley, the Company's CEO, would transition out of that role no later than the end of 2008 and would not stand for reelection to the Company's Board of Directors at the annual shareholder meeting in 2009 and further announced that John Dietrich, Vice President and Chief Financial Officer, would transition out of that role no later than the end of 2008. The Company also announced that Jeremy Kendall, the Chairman of the Company's Board of Directors, would transition out of the position as Chair at the 2009 annual meeting of shareholders.

The Company's Board of Directors has considered each of these matters further and on November 5, 2008 determined, with the recommendation of the Audit Committee, that it is in the best interest of the Company and its shareholders:

  to retain Mr. Bromley in his role as Chief Executive Officer beyond the end of 2008, and to have Mr. Bromley stand for reelection to the Company's Board of Directors at the annual shareholder meeting in 2009 if he is nominated pursuant to the Company's director nomination procedures;

  to retain Mr. Dietrich as an employee of the Company in a non-financial role to be determined, which role he would assume when he leaves the CFO position at the end of 2008; and

  for Mr. Kendall to retain his role as Chairman of the Board beyond the 2009 meeting of the Company's shareholders, assuming he is nominated and re-elected as a member of the Board of Directors and the Board wishes him to do so.

No changes to Mr. Bromley's compensation or other terms of employment that have been previously disclosed are planned at this time.

As a result of the retention of Mr. Bromley and Mr. Dietrich, the severance costs associated with their departure will not be incurred by the Company. Based on generally accepted accounting principles, these costs had been accrued in the Company's results of operations for the second quarter of 2008. These costs have been reversed in the Company's operating results for the third quarter of 2008.

ITEM 8.01 OTHER INFORMATION

The Company issued a press release, dated November 5, 2008, with respect to the matters set forth in Item 5.02 above. A copy of this press release is included as Exhibit 99.1. This exhibit is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)     Exhibits

Exhibit No.	Description

99.1	Press Release dated November 5, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOPTA INC.

By	/s/ Benjamin Chiba

Benjamin Chiba
Vice President and General Counsel and Secretary

Date:	November 6, 2008